Exhibit 10.2

Director RSU

NOTICE OF AWARD OF
STOCK-SETTLED RESTRICTED STOCK UNITS
(WITH DIVIDEND EQUIVALENTS)

Pursuant to the Synchrony Financial 2024 Long-Term Incentive Plan (the “Plan”), you have been awarded (this “Award”) restricted stock units (“RSUs”), each of which entitles you to receive one share of common stock (each, a “Share”) of Synchrony Financial (“Synchrony”), subject to the terms and conditions set forth in (A) the Plan, (B) this Notice, (C) the attached “Restricted Stock Unit Terms and Conditions” (the “Terms and Conditions”), and (D) the information available on the website (the “Administrator Website”) maintained by the administrator of the Plan for these purposes.
The Administrator Website identifies, among other things, (i) the number of RSUs granted pursuant to this Award and (ii) the effective date of this Award. As described in more detail in the Terms and Conditions, the RSUs will be settled in Shares, and the RSUs include dividend equivalents.
The Terms and Conditions describe the vesting conditions applicable to the RSUs and other important information relating to your Award.
You must log into your account on the Administrator Website prior to the date your Award first vests to view additional information about your Award and to accept your Award. If you do not accept your Award prior to the date your Award first vests (or prior to the date you cease to serve as a member of the Board of Directors of Synchrony for any reason, if earlier), your Award will be forfeited. Although Synchrony has completed the steps necessary to grant you this Award, you cannot receive any Shares or payments under the Award unless you accept the Award before the deadline.
By your acceptance of this Award, you acknowledge and agree that this Award is governed by the Terms and Conditions attached hereto and the Plan, which is available on the Administrator Website. You acknowledge that you have read and understand these documents as they apply to your Award.
Please be sure to log into your account and accept your Award to avoid the risk that your Award will be forfeited for non-acceptance.
SYNCHRONY FINANCIAL
Director Restricted Stock Unit

SYNCHRONY FINANCIAL
2024 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT

TERMS AND CONDITIONS

1.Award of RSUs. Pursuant to the Synchrony Financial 2024 Long-Term Incentive Plan (the “Plan”), Synchrony Financial (“Synchrony”) has awarded (the “Award”) to the director Restricted Stock Units (“RSUs”), subject to the terms and conditions set forth herein (the “Terms and Conditions”) and in the Plan.
2.Definitions and Coordination with the Plan. Capitalized terms used but not defined herein shall have the meanings assigned to them in Exhibit A hereto or, if not so assigned in Exhibit A, the meanings assigned in the Plan. In the event of any inconsistency between the Plan and the Terms and Conditions, the terms in the Plan shall control unless the Terms and Conditions specifically provide otherwise.
3.Information on the Administrator Website. The following information applicable to the Award is set forth on the director’s account on the website maintained by the administrator of the Plan (the “Administrator”) in connection with the Plan:
(a)The number of RSUs; and
(b)The effective date of the Award (the “Award Date”).
4.Vesting.
(a)General. Subject to the Terms and Conditions, and except as otherwise set forth below in this Section 4, the RSUs will vest, and the Period of Restriction applicable to the RSUs will end, upon the first (1st) anniversary of the Award Date (the “Vesting Date”); provided that the director has continuously served as a member of the Board through such Vesting Date.
(b)Effect of Termination of Services. If the director ceases to serve as a member of the Board for any reason before the end of the Period of Restriction, the director shall immediately forfeit all RSUs (and, as a result, shall forfeit all Shares and cash that may otherwise have been delivered or paid pursuant to such RSUs), subject to the following:
(i)Disability or Death; Request by Synchrony. If the director ceases to serve as a member of the Board due to Disability or death, or at the request of Synchrony, other than in connection with a Removal for Cause, the Period of Restriction for the RSUs shall end immediately and the RSUs shall be fully vested, non-forfeitable and payable. The amount payable (or Shares deliverable)
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for RSUs shall not be adjusted for any delay caused by time needed to validate the director’s status as Disabled or dead, or to authenticate a beneficiary.
(ii)Termination following Change in Control. If, in the event of a Change in Control, Synchrony (or the successor to Synchrony) assumes the RSUs or substitutes a replacement award for the RSUs, as determined by the Committee pursuant to Section 5(b) of the Plan, and during the twenty-four (24) month period after such Change in Control, the director’s service is terminated by Synchrony (or the successor to Synchrony) other than in connection with a Removal for Cause, the Period of Restriction for the RSUs shall end immediately upon such termination of service and the RSUs shall be fully vested, non-forfeitable and payable.
(c)Change in Control. If, in the event of a Change in Control, Synchrony (or a successor to Synchrony) fails to assume or substitute a replacement award for the RSUs, as determined by the Committee pursuant to Section 5(b) of the Plan, then the treatment of the RSUs shall be governed by Section 5(b)(ii) of the Plan.
5.Settlement of RSUs. Upon the end of the Period of Restriction, Synchrony will issue to the director the number of Shares for which the Period of Restriction has ended. Except as otherwise provided in Section 4, such Shares shall be delivered within thirty (30) days after the Period of Restriction ends. Shares may be issued in the form of a stock certificate or a notification to the director that the Shares are held in a book-entry account on the director’s behalf. The director shall have no rights as a shareholder of Synchrony unless and until a certificate for the Shares has been issued to the director or the director has been notified that the Shares are held in a book-entry account on the director’s behalf.
6.Alteration. The Company may amend the provisions of this Award at any time, subject to the terms of Section 8(b) of the Plan; provided that an amendment that would adversely affect the director’s rights under this Award shall be subject to the written consent of the director.
7.Adjustments. The number and type of Shares underlying the RSUs awarded to the director hereunder shall be subject to adjustment pursuant to Section 4(b) of the Plan.
8.No Right to Provide Services. Nothing in these Terms and Conditions constitutes an employment contract or gives the director the right to continue to serve as a member of the Board, or affect any right that Synchrony may have to terminate the services of the director.
9.Dispute Resolution. The parties will settle any dispute, controversy or claim arising out of or related to the Plan, the Award or the Terms and Conditions in accordance with the terms of any then effective Synchrony alternative dispute resolution program, to the extent such dispute, controversy or claim is covered by such program.
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10.Non-Assignability. Neither this Award nor the RSUs granted hereunder may be assigned or transferred by the director, except to the extent expressly permitted by the Plan. Any Shares issued under the RSUs, once issued to the director, shall be freely transferable.
11.Rights as a Stockholder. The director shall not be entitled to any privileges of ownership with respect to the Shares subject to the RSUs unless and until, and only to the extent, such Shares become vested pursuant to Section 4 hereof and the director becomes a stockholder of record with respect to such shares.
12.Dividend Equivalents. The director shall be eligible to receive an amount equal to any cash dividend declared with respect to the number of Shares represented by RSUs, but only to the extent that the RSUs have not been issued as Shares, converted to a cash payment amount or were terminated or forfeited before the record date for such dividend. Dividend equivalents shall be reinvested in additional RSUs (i.e., the cash dividends will be converted into the right to receive additional Shares, based on the Fair Market Value of a Share on the date the applicable dividend is paid to holders of Shares) and shall be subject to the same Terms and Conditions as the Award (including Section 4).
13.Personal Data. By accepting the Award, the director voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The director is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the director’s ability to participate in the Plan. Synchrony and/or its Affiliates hold certain personal information about the director, including the director’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in Synchrony, details of all RSUs, any entitlement to cash payments (the value of which is based on the value of shares) or any entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the director’s favor, for the purpose of managing and administering the Plan (“Data”). Synchrony and/or its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the director’s participation in the Plan, and Synchrony and/or any of its Affiliates may each further transfer Data to any third parties assisting Synchrony in the implementation, administration and management of the Plan. These recipients may be located throughout the world. The director authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the director’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. The director may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting Synchrony; however, withdrawing consent may affect the director’s ability to participate in the Plan.
14.Section 409A. Amounts payable, and Shares deliverable, pursuant to the RSUs are intended to be exempt from Section 409A of the Code to the maximum extent possible pursuant to a short-term deferral described in Treasury Regulation §1.409A-1(b)(4), and the Plan and the Terms and Conditions shall be interpreted and construed consistently with such intent. To the extent any amount payable, or Shares deliverable, pursuant to this Award constitutes
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nonqualified deferred compensation within the meaning of, and subject to, Section 409A of the Code, then, with respect to such portion of this Award, (a) the Plan and this Terms and Conditions are intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent, (b) all references in the Plan and this Terms and Conditions to the director’s “termination of services” shall mean the director’s “separation from service” within the meaning of Section 409A of the Code and Treasury regulations promulgated thereunder, and (c) any such payments or delivery of Shares which is conditioned upon the director’s execution of the Release and which is to be paid during a designated period that begins in one taxable year and ends in a second taxable year shall be paid in the second taxable year. In the event that the Award or the Terms and Conditions would subject the director to taxes under Section 409A of the Code (“409A Penalties”), the Award and the Terms and Conditions shall not be given effect to the extent it causes such 409A Penalties and the related provisions of the Plan and/or the Terms and Conditions will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code, in each case without the consent of or notice to the director; provided that in no event shall Synchrony or any of its Affiliates be responsible for any 409A Penalties that arise in connection with any amounts payable under the Plan or this Terms and Conditions.
15.Investment Representation. The director hereby covenants that (a) any sale of any Share acquired upon the vesting of the RSUs shall be made either pursuant to an effective registration statement under the Securities Act, and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the director shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which Synchrony shall in its sole discretion deem necessary or advisable.
16.Compliance with Applicable Law. The RSUs are subject to the condition that if the listing, registration or qualification of the Shares subject to the RSUs upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Shares subject to the RSUs shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to Synchrony. Synchrony agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
17.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the RSUs. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or these Terms and Conditions shall be final, binding and conclusive.
18.Successors. These Terms and Conditions shall be binding upon and inure to the benefit of any successor or successors of Synchrony and any person or persons who shall, upon the death of the director, acquire any rights hereunder in accordance with these Terms and Conditions or the Plan.
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19.Entire Agreement. These Terms and Conditions and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of Synchrony and the director with respect to the subject matter hereof.
20.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to Synchrony, to Synchrony Financial, Attn: Corporate Secretary, 777 Long Ridge Road, Stamford, Connecticut 06902, and if to the director, to the last known mailing address of the director contained in Synchrony’s records. All notices, requests or other communications provided for in these Terms and Conditions shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to Synchrony is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of Synchrony.
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EXHIBIT A
DEFINITIONS
“Disability”
“Disability” shall mean an incapacity, disability or other condition that the Committee determines, in its sole discretion, constitutes a disability and precludes the director from service as a member of the Board. An individual shall not be considered disabled unless the director furnishes proof of the existence thereof, to the extent any such proof is reasonably requested by the Committee. Synchrony may require the existence or non-existence of a disability to be determined by a physician whose selection is mutually agreed upon by the director (or their representatives) and Synchrony.
“Period of Restriction”
The “Period of Restriction” means, for any RSU, the period prior to the date on which such RSU vests and the director becomes entitled to a Share in respect thereof.
“Removal for Cause”
“Removal for Cause” shall mean the ending of the director’s service on the Board in connection with:
(a)a material breach by the director of their duties and responsibilities (other than as a result of incapacity due to physical or mental illness) without reasonable belief that such breach is in the best interests of Synchrony;
(b)any act that would prohibit the director from providing services to Synchrony and its Affiliates (including, for the avoidance of doubt, Synchrony Bank) pursuant to the Federal Deposit Insurance Act of 1950, as amended, or other applicable law;
(c)the commission of or conviction in connection with a felony or any act involving fraud, embezzlement, theft, dishonesty or misrepresentation; or
(d)any gross or willful misconduct, any violation of law or any violation of a policy of Synchrony or any of its Affiliates by the director that results in or could result in loss to Synchrony or any of its Affiliates, or damage to the business or reputation of Synchrony or any of its Affiliates, as determined by the Committee.

Exhibit A – 1